PARTIAL RELEASE OF COPYRIGHTS


     This Partial Release of Copyrights dated as of March 2, 1998 (this "Release") is made by Foothill Capital Corporation, acting in its capacity as secured party (in such capacity, the "Secured Party"), in favor of Intergraph Corporation (the "Debtor").


                           WITNESSETH


     WHEREAS, pursuant to a Copyright Security Agreement recorded in the records of the United States Copyright Office on January 17, 1997 beginning at Volume 3325, Page 61-80 from the Debtor in favor of Secured Party, the Debtor granted to Secured Party, among other things, a continuing security interest in certain Copyrights set forth on Schedule 1 hereto (the "Subject Copyrights");

      WHEREAS, the Secured Party wishes to release all of its interest in the Subject Copyrights in the records of the United
States Copyright Office;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Secured Party does hereby release, without recourse, representation or warranty, its security interest in, to or under all of the Subject Copyrights and any right, title and interest of the Secured Party in, to and under the Subject Copyrights shall hereby cease and become void.

      Secured Party shall execute any further documents as may be reasonably requested by Debtor in order to fully effectuate the release of its security interest in the Subject Copyrights.

      This Release shall be governed in all respects by the laws of the State of California, without giving effect to the conflict of laws rules thereof.

      IN  WITNESS  WHEREOF,  the Secured Party  has  caused  this
Release to be duly executed and delivered by its officer thereunto duly authorized as of March 2, 1998.


INTERGRAPH CORPORATION             FOOTHILL CAPITAL CORPORATION
as Debtor                          as Secured Party


By: /s/ John W. Wilhoite        By: /s/ Victor D. Barwig
   -------------------------       -------------------------
     Name: John W. Wilhoite          Name: Victor D. Barwig
          ------------------              ------------------
     Title: Vice President           Title: Vice President
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